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                                                                    EXHIBIT 23.1



                                 [LETTERHEAD]




                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement dated February 25, 1993 (Form S-8, No. 33-58726) pertaining to The Coleman Company, Inc.'s 1992 Stock Option Plan and in the Registration Statement dated January 18, 1994 (Form S-8, No. 33-74144) pertaining to The Coleman Company, Inc.'s 1993 Stock Option Plan, of our report dated November 21, 1995, with respect to the consolidated financial statements of Seatt Corporation included in the Current Report on Form 8-K of The Coleman Company, Inc. filed with the Securities and Exchange Commission on January 17, 1996.


             /s/  Friedman Eisenstein Raemer and Schwartz, LLP



January 16, 1996